                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LSI Logic Corporation 1999 Nonstatutory Stock Option Plan of our report dated February 18, 2000, which appears in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                 /s/ PricewaterhouseCoopers LLP



January  11, 2001
San Jose, California